UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

OLD DOMINION FREIGHT LINE, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	0-19582	56-0751714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Old Dominion Way
Thomasville, North Carolina		27360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (336) 889-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	ODFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed by Old Dominion Freight Line, Inc. (the “Company”) on March 1, 2023 that reported, among other events, the election and appointment of Gregory B. Plemmons to serve as Executive Vice President and Chief Operating Officer of the Company, effective July 1, 2023. On May 17, 2023, the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved the following changes in the compensation for Mr. Plemmons, effective July 1, 2023: (i) an increase in his base salary to $628,074; and (ii) an increase in his participation factor in the Company’s Performance Incentive Plan to 0.30%. The Committee also approved an increase in the target performance-based restricted stock unit award opportunity for Mr. Plemmons to 100% of his base salary, effective January 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

	By:	/s/ Kimberly S. Maready
Kimberly S. Maready
Vice President – Accounting & Finance
(Principal Accounting Officer)
Date: May 18, 2023